UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 13, 2000

                           CLARK/BARDES HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)
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          DELAWARE                    000-24769                  52-2103926
(State or other jurisdiction   (Commission file number)       (I.R.S. employer
     of incorporation)                                       identification no.)

       102 S. WYNSTONE PARK DRIVE                                   60010
              SUITE 200                                           (Zip Code)
         NORTH BARRINGTON, IL
(Address of principal executive offices)

       Registrant's telephone number, including area code: (847) 304-5800

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS.

     On July 13, 2000, the Circuit Court of the State of Oregon, in the matter of M Financial Holdings, Incorporated and M Life Insurance Company (hereinafter "M") v. Ronald D. Stockfleth and Clark/Bardes Holdings, Inc., Case No. 0006 05661, dissolved a temporary restraining order ("TRO") which prevented Ronald D. Stockfleth from working for Clark/Bardes. The Court, in refusing to grant M's request for a preliminary injunction barring Mr. Stockfleth's employment with Clark/Bardes, found that M did not sustain its burden and failed to establish that it was likely to prevail at a further trial on the merits to be scheduled later this year.

     Clark/Bardes had announced on May 19, 2000, that it had hired Mr. Stockfleth, a former M senior vice president, to spearhead a new Clark/Bardes reinsurance initiative. M sought to prevent Mr. Stockfleth from working at Clark/Bardes claiming that Mr. Stockfleth had breached his fiduciary duty to M, misappropriated confidential information of M and disclosed such information to Clark/Bardes while employed by M. On June 6, 2000, M obtained a TRO, entered without an evidentiary hearing, which prevented Mr. Stockfleth from commencing work at Clark/Bardes pending the evidentiary preliminary injunction hearing which concluded on July 13, 2000. A trial on the merits is expected to take place within the next nine months which will encompass all claims of M and M's request for injunctive relief and damages against Mr. Stockfleth and Clark/Bardes. Both Mr. Stockfleth and Clark/Bardes deny any wrongdoing and intend to vigorously defend these claims.

     The Court's ruling of July 13, 2000 permits Clark/Bardes to proceed with its employment of Mr. Stockfleth to head Clark/Bardes' new reinsurance operations. Mr. Stockfleth brings 25 years of finance and reinsurance experience to Clark/Bardes. Mr. Stockfleth's initial objective will be to study the Company's various products and operations with a view to developing a comprehensive business plan for approval by the Board of Directors in connection with the previously announced new Clark/Bardes reinsurance initiative.

     In order to prevent disclosure pending trial, the Court preliminarily enjoined Mr. Stockfleth from disclosing certain non-public information that M claims to be confidential trade secrets, and prohibited Mr. Stockfleth from participating in or assisting Clark/Bardes in certain activities. However, the Court made no finding that such information does constitute confidential trade secrets or that M demonstrated a likelihood that it will be entitled to such relief.

     Neither Mr. Stockfleth nor Clark/Bardes regards these constraints as significant. Although no order was requested or entered against Clark/Bardes, the Company has voluntarily certified to the Court that it will purge its files of and not use certain data received from Mr. Stockfleth and will comply with these conditions.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CLARK/BARDES HOLDINGS, INC.


Date:  July 21, 2000                        By:  /s/  W.T. Wamberg
                                            ------------------------------------
                                            W. T. Wamberg
                                            Chairman and Chief Executive Officer

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